Exhibit 10(d)




                                 CORDIS CORPORATION

                         DIRECTOR DEFERRED COMPENSATION PLAN


                           (Final Document dated 8/25/95)

                              CORDIS CORPORATION

                     DIRECTOR DEFERRED COMPENSATION PLAN



                                   Table of Contents

                                                    Page

                        ARTICLE I - Definitions

1.1   Account                                          1
1.2   Administrator                                    1
1.3   Board                                            1
1.4   Compensation                                     1
1.5   Deferrals                                        1
1.6   Deferral Election                                1
1.7   Disability                                       1
1.8   Effective Date                                   2
1.9   Investment Fund                                  2
1.10  Participant                                      2
1.11  Plan Year                                        2
1.12  Trust                                            2
1.13  Trustee                                          2

                      ARTICLE II - Participation

2.1   Commencement of Participation                    3
2.2   Duration of Participation                        3

                      ARTICLE III - Contributions

3.1   Deferrals                                        4
3.2   Time of Contributions                            5
3.3   Form of Contributions                            5

                         ARTICLE IV - Vesting

4.1   Vesting of Deferrals                             6

                         ARTICLE V - Accounts

5.1   Accounts                                         7
5.2   Investments, Gains and Losses                    7

                      ARTICLE VI - Distributions

6.1   Distribution Election                            8
6.2   Payment Options                                  8
6.3   Commencement of Payment upon Death or Disability 8
6.4   Minimum Distribution                             8
6.5   Financial Hardship                               9


                      ARTICLE VII - Beneficiaries

7.1   Beneficiaries                                   10
7.2   Lost Beneficiary                                10

                        ARTICLE VIII - Funding

8.1   Prohibition Against Funding                     11
8.2   Deposits in Trust                               11
8.3   Indemnification of Trustee                      11
8.4   Withholding of Participant Contributions        12

                  ARTICLE IX - Claims Administration

9.1   General                                         13
9.2   Claim Review                                    13
9.3   Right of Appeal                                 13
9.4   Review of Appeal                                13
9.5   Designation                                     14

                     ARTICLE X - Change in Control

10.1  Distribution Election                           15
10.2  Definition                                      15

                    ARTICLE XI - General Provisions

11.1  Administrator                                   16
11.2  No Assignment                                   16
11.3  No Employment Rights                            17
11.4  Incompetence                                    17
11.5  Identity                                        17
11.6  Other Benefits                                  17
11.7  No Liability                                    18
11.8  Expenses                                        18
11.9  Insolvency                                      18
11.10 Amendment and Termination                       18
11.11 Employer Determinations                         19
11.12 Construction                                    19
11.13 Governing Law                                   19
11.14 Severability                                    19
11.15 Headings                                        19
11.16 Terms                                           20


                           CORDIS CORPORATION
                  DIRECTOR DEFERRED COMPENSATION PLAN

   CORDIS CORPORATION, a Florida corporation (the "Employer"), pursuant to
Article VIII of the Cordis Corporation Director Compensation Deferral Plan, hereby amends and restates Cordis Corporation Director Compensation Deferral Plan and renames it the Cordis Corporation Director Deferred Compensation Plan (the "Plan"). This Plan is for the benefit of a nonemployee directors. This plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. This amendment and restatement is effective the first day of July, 1995.

                        ARTICLE I - Definitions

   1.1 Account. The bookkeeping account established for each Participant as provided in section 5.1 hereof.

   1.2 Administrator. A committee appointed by the Board to administer the Plan.

   1.3 Board.  The Board of Directors of the Employer.

   1.4 Compensation. The annual retainer and any fees paid by the Employer to a Participant for duties performed as a member of the Board or as a member of various Board Committees. In addition, it shall include any fees paid to a Participant by the Company for consulting services rendered by the Participant to the Employer.

   1.5 Deferrals. The portion of Compensation that a Participant elects to defer in accordance with section 3.1 hereof.

   1.6 Deferral Election. The separate written agreement, submitted to the Administrator, by which a nonemployee director agrees to participate in the Plan and make Deferrals thereto.

   1.7 Disability. Any termination of service with the Board as a result of a physical or mental disability which prevents or inhibits attendance at meetings of the Board of Directors or effective participation in the governance and administration of the Employer s affairs in the normal course of activities and responsibilities of the Board.

   1.8 Effective Date. The effective date of the Plan is January 1, 1993; the effective date of the amendment and restatement is July 1, 1995.

   1.9 Investment Fund or Funds. Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant s Accounts.

   1.10 Participant. A nonemployee director who has become a Participant as provided in section 2.1 and whose Account has not been fully distributed.

   1.11   Plan Year.  January 1 to December 31.

   1.12 Trust. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

   1.13 Trustee. Dauphin Deposit Bank and Trust Company, or such other successor that shall become trustee pursuant to the terms of the Cordis Corporation Trust Under Nonqualified Deferred Compensation Plans.

                            ARTICLE II - Participation

   2.1 Commencement of Participation. Each nonemployee director shall become a Participant on the date on which his or her Deferral Election first becomes effective.

   2.2 Duration of Participation. A Participant shall continue to be an active Participant until he or she ceases to be an Nonemployee director. If, during a Participant s eligibility, a Deferral Election is not in effect for the Participant, the Participant shall be an inactive Participant, retaining all the rights described under the Plan except the right to make any further Deferrals until he or she again becomes an active Participant.


                                 ARTICLE III - Contributions

   3.1 Deferrals.

       (a) The Employer shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Deferral Election for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VI, and shall reduce such Participant's Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in ARTICLE VIII.

       (b) Each Nonemployee director shall deliver a Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be void with respect to any Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted, amended and restated, or an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

       (c) The Deferral Election shall, subject to the limitation set forth in this section 3.1 hereof, designate the amount of Compensation deferred by each Participant, the subaccount, if any, as set forth in subsection (e), below, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below.

       (d) A Participant may amend his or her Deferral Election from time to time; provided, however, that any amendment to the amount of a Participant's Deferrals shall comply with the provisions of subsection (b), above.

       (e) Notwithstanding any provision to the contrary, a Participant may revoke his election under this section 3.1 during the Plan Year with respect to Compensation not yet earned in the event of a Financial Hardship as described in section 6.5. A new election by a Participant who revokes an election under this subsection (e) shall take effect only upon the first day of a subsequent Plan Year.

       (f) A Participant may direct his or her Deferral to be credited to one or more subaccounts as may be established, as provided in ARTICLE V, by the Participant at the time of the Deferral Election.

       (g) The maximum amount that may be deferred each Plan Year is one hundred percent (100%) of the Participant s Compensation, net of applicable taxes.

   3.2 Time of Contributions. Contributions shall be transferred to the Trust as soon as administratively feasible following the date upon which Compensation would have otherwise have been payable to the Participant. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

   3.3 Form of Contributions. All Contributions to the Trust shall be made in the form of cash or cash equivalents of US currency.

                          ARTICLE IV - Vesting

   4.1 Vesting of Deferrals. A Participant shall have an immediate one hundred percent (100%) vested right to the portion of his or her Account attributable to Deferrals and any earnings on the investment of such Deferrals.

                         ARTICLE V - Accounts

   5.1 Accounts. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a) and/or (b) below, as elected by the Participant pursuant to ARTICLE III.

       (a) A Retirement Account shall be established for each Participant. His or her Retirement Account shall be credited with Deferrals (as specified in the Participant s Deferral Election), and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

       (b) A Participant may elect to establish one or more Fixed Period Accounts by designating a year of payout at the time the account is initially established. Each Participant's Fixed Period Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

   5.2 Investments, Gains and Losses.

       (a) Trust assets shall be invested in the discretion of the Trustee. The Trustee may consider any investment suggestions received by the Employer or by a Participant with respect to his or her own Account.

       (b) The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

       (c) A Participant may direct that his or her Retirement Account and/or Fixed Period Account established pursuant to section 5.1 may be valued as if they were invested in one or more Investment Funds up to a maximum of six
(6) funds in whole percentages not less than ten percent (10%) of the balance in an Account. A Participant may change his or her selection of Investment Funds no more than six (6) times each Plan Year. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant.

                         ARTICLE VI - Distributions

   6.1 Distribution Election. Each Participant shall designate on his or her initial Deferral Election the manner in which payments shall be made from the choices available under section 6.2 hereof. Such designation shall be irrevocable and shall apply to all amounts distributed from such Participant's Account.

   6.2 Payment Options.

       (a)     Retirement Account payouts shall be payable in one of the
following forms: (i)    in a lump-sum payment; or (ii) in monthly installments
over a period of up to one hundred twenty (120) months (as elected by Participant on his or her Deferral Election). Retirement Account payments shall commence as soon as possible following the Participant s termination of service from the Board.

       (b) Fixed Period Account payouts shall be paid in one lump sum payment on January 1 (or as soon as administratively feasible) of the calendar year selected by the Participant on his or her Deferral Election.

   6.3 Commencement of Payment upon Death or Disability.

       (a) Upon the death of a Participant, all amounts credited to his or her Account(s) shall be paid, as soon as administratively feasible, to his or her beneficiary or beneficiaries, as determined under ARTICLE VII hereof, in a lump sum.

       (b) Upon the Disability of a Participant, all amounts credited to his or her Account(s) shall be paid, (i) in a lump-sum payment; or (ii) in monthly installments over a period of up to one hundred twenty (120) months (as elected by Participant on his or her Deferral Election).

   6.4 Minimum Distribution. Notwithstanding any provision to the contrary, if the total balance of a Participant s Account at the time of a termination of service or Disability is less than $10,000, then the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following said termination or Disability.



   6.5 Financial Hardship. The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an unforeseen emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early distribution were not permitted. Any distribution pursuant to this subsection is limited to the amount necessary to meet the hardship.

                           ARTICLE VII - Beneficiaries

   7.1 Beneficiaries. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this ARTICLE, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant). If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

   7.2 Lost Beneficiary.

       (a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

       (b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

                               ARTICLE VIII - Funding

   8.1 Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

   8.2 Deposits in Trust. Notwithstanding paragraph 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant, any Employer Contributions and any Matching Contributions.

   8.3 Indemnification of Trustee.

       (a) The Trustee shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, nor for any loss to, or diminution of, the Trust assets, unless due to its own negligence, willful misconduct or lack of good faith.

       (b) Such Trustee shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Trustee in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Trustee. The Trustee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

   8.4 Withholding of Participant Contributions. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

                           ARTICLE IX - Claims Administration

   9.1 General. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this ARTICLE.
Such consideration and review shall be conducted in a manner designed to comply with section 503 of the Employee Retirement Income Security Act of 1974, as amended.

   9.2 Claim Review. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

       (a)     the specific reason or reasons for denial of the claim;

       (b) a specific reference to the Plan provisions on which the denial is based;

       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

       (d)     an explanation of the provisions of this ARTICLE.

   9.3 Right of Appeal. A claimant who has a claim denied under section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under section 9.2.

   9.4 Review of Appeal. Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies.
  The Administrator s decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

   9.5 Designation. The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this ARTICLE.

                             ARTICLE X - Change in Control

   10.1 Distribution Election. A Participant shall have the opportunity to elect on January 1 of each Plan Year to receive a distribution of his entire Account upon the occurrence of a change in control. If the Participant makes such an election, his entire Account shall be paid to him in a single lump-sum as soon as administratively practicable following such change in control. Such election may be revoked on any January 1 subsequent to the election. Notwithstanding the foregoing, an election to receive a distribution of the Participant s entire Account must be made no later than ninety (90) days prior to the occurrence of a change in control.

   10.2 Definition. For purposes of this ARTICLE X, change in control means a merger or acquisition of the Employer in transaction whereby the Board is reorganized, dissolved or otherwise reconstructed so that one or more of the Directors in office prior to such merger or acquisition is not a member of the Board or other body primarily responsible for the policy decisions upon which the Employer s activities and operations are based subsequent to the merger or acquisition.

                                ARTICLE XI - General Provisions

   11.1   Administrator.

       (a) The Administrator is expressly empowered to limit the amount of compensation that may be deferred; to deposit amounts into trust in accordance with section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

       (b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

       (c) The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

   11.2 No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

   11.3 No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

   11.4 Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

   11.5 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

   11.6 Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.







   11.7 No Liability. No liability shall attach to or be incurred by any manager of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

   11.8 Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

   11.9 Insolvency. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

   11.10  Amendment and Termination.

       (a) Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination. Following such termination, payment of such credited amounts may be made in a single-sum payment if the Employer so designates. Any such decision to pay in a single sum shall apply to all Participants.

       (b) Any funds remaining in the Trust after termination of the Plan and satisfaction of all liabilities to Participants and others, shall be returned to the Employer.





   11.11 Employer Determinations. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the board of directors of the Employer in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

   11.12 Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

   11.13 Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Florida, other than its laws respecting choice of law.

   11.14 Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)
(1) of the Employee Retirement Income Security Act of 1974, as amended, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

   11.15 Headings. The ARTICLE headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

   11.16 Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.


   IN WITNESS WHEREOF, Cordis Corporation has caused this instrument to be executed by its duly authorized officer, as of this 25th day of August, 1995.

                               CORDIS CORPORATION

                               By: Signed\Robert C. Strauss

                               Title: President and CEO


ATTEST:

By: Signed\Brian D. Brohman

Title: Financial Analyst